Exhibit 99.1

Floor & Decor Holdings, Inc. Announces First Quarter Fiscal 2018 Financial Results

  Net sales increased 31.1% from first quarter 2017 to $402.9 million
  Comparable store sales increased 15.6% from first quarter 2017
  Diluted earnings per share (“EPS”) increased 130.8% to $0.30 from $0.13 in the first quarter 2017; adjusted diluted EPS increased 100.0% to $0.26 from $0.13 in the first quarter 2017
  Raising full year sales and earnings outlook reflecting year-to-date performance

ATLANTA--(BUSINESS WIRE)--May 3, 2018--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our” the “Company,” or “Floor & Decor”) announces its financial results for the first quarter of fiscal 2018, which ended March 29, 2018.

Tom Taylor, Chief Executive Officer, stated, “We are very pleased with our results in the first quarter that once again demonstrate the positive response customers have to Floor & Decor’s highly differentiated, multi-channel, hard surface flooring and accessories business. Sales were above our expectations, and when combined with strong store execution and cost controls, we grew our adjusted diluted EPS 100%. These results were made possible by our hard working associates and their commitment to providing outstanding service to our customers.”

Mr. Taylor continued, “We continue to make progress on our strategic priorities that enhance our in-store and connected customer experience, which are resonating with both consumers and Pro customers across the country. As we look to the remainder of 2018 and beyond, we remain focused on executing our key growth strategies as we capitalize on the significant growth opportunity that exists for Floor & Decor.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended March 29, 2018

  Net sales increased 31.1% to $402.9 million from $307.3 million in the first quarter of fiscal 2017. Comparable store sales increased 15.6%, including an estimated 400 basis point benefit from post-hurricane demand in Houston.
  The Company opened one new store during the first quarter of fiscal 2018, ending the quarter with 84 warehouse format stores.
  Operating income increased 61.0% to $36.5 million from $22.7 million in the first quarter of fiscal 2017. Operating margin increased 170 basis points to 9.1%.
  Net income increased 186.4% to $31.9 million compared to $11.1 million in the first quarter of fiscal 2017. Diluted EPS was $0.30 compared to $0.13 in the first quarter of fiscal 2017.
  Adjusted net income* increased 103.2% to $26.7 million compared to $13.2 million in the first quarter of fiscal 2017. Adjusted diluted EPS* was $0.26 compared to $0.13 in the first quarter of fiscal 2017, an increase of 100.0%.
  Adjusted EBITDA* increased 49.9% to $47.8 million compared to $31.9 million in the first quarter of fiscal 2017.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Balance Sheet Highlights as of March 29, 2018

  Total liquidity was $160.9 million as of March 29, 2018, which was primarily from the availability on our revolving credit facility.
  Total debt was $177.6 million as of March 29, 2018, consisting of outstanding current and long-term portions of our secured term loan and revolving credit facilities.

Second Quarter and Fiscal 2018 Outlook
(In millions, except EPS and store count)

	Thirteen Weeks
	Ended 6/28/2018
Net sales	$430 - $437
Comparable store sales	11.0% to 13.0%
Diluted EPS	$0.23 - $0.25
Diluted weighted average shares outstanding	105.2
Adjusted EBITDA	$46.4 - $49.1
Warehouse format store count	88
New warehouse format stores	4

	Updated Guidance	Prior Guidance
	Twelve Months	Twelve Months
	Ended 12/27/2018	Ended 12/27/2018
Net sales	$1,705 - $1,735	$1,690 - $1,730
Comparable store sales	9.5% to 11.5%	8.5% to 11.5%
Adjusted diluted EPS	$0.93 - $1.01	$0.91 - $1.00
Diluted weighted average shares outstanding	105.3	105.3
Adjusted EBITDA	$190.8 - $201.3	$189.0 - $201.3
Depreciation and amortization	Approximately $48	Approximately $48
Interest expense	Approximately $9	Approximately $10
Tax rate	23.4% for the remainder of fiscal 2018	23.7%
Warehouse format store count	100	100
New warehouse format stores	17	17
Capital Expenditures	$150 - $158	$140 - $150

The above guidance includes certain non-GAAP financial measures (namely Adjusted Diluted EPS and Adjusted EBITDA). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Conference Call Details

A conference call to discuss the first quarter fiscal 2018 financial results is scheduled for today, May 3, 2018, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13678318. The replay will be available until May 10, 2018.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Comparable Store Sales

“Comparable store sales” refer to period-over-period comparisons of our net sales among the comparable store base, which has historically been when customers obtained possession of their product. Starting in 2018, when Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers” (Topic 606) was adopted, our comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by Adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	3/29/2018		3/30/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$402,948	100.0%	$307,296	100.0%	31.1%
Cost of sales	237,562	59.0	181,825	59.2	30.7
Gross profit	165,386	41.0	125,471	40.8	31.8
Operating expenses:
Selling & store operating expenses	102,567	25.4	80,751	26.2	27.0
General & administrative expenses	23,339	5.8	17,881	5.8	30.5
Pre-opening expenses	2,974	0.7	4,167	1.4	(28.6)
Total operating expenses	128,880	31.9	102,799	33.4	25.4
Operating income	36,506	9.1	22,672	7.4	61.0
Interest expense	1,784	0.5	5,414	1.8	(67.0)
Income before income taxes	34,722	8.6	17,258	5.6	101.2
Provision for income taxes	2,851	0.7	6,130	2.0	(53.5)
Net income	$31,871	7.9%	$11,128	3.6%	186.4%
Basic weighted average shares outstanding	95,714		83,529
Diluted weighted average shares outstanding	104,665		88,645
Basic earnings per share	$0.33		$0.13		153.8%
Diluted earnings per share	$0.30		$0.13		130.8%

Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of	As of
	March 29,	December 28,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$572	$556
Income taxes receivable	9,766	12,472
Receivables, net	38,265	54,041
Inventories, net	426,719	427,950
Prepaid expenses and other current assets	11,096	8,193
Total current assets	486,418	503,212
Fixed assets, net	245,407	220,952
Intangible assets, net	109,354	109,362
Goodwill	227,447	227,447
Other assets	7,256	7,019
Total long-term assets	589,464	564,780
Total assets	$1,075,882	$1,067,992
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	255,007	258,730
Accrued expenses	68,834	74,547
Deferred revenue	3,742	22,523
Total current liabilities	331,083	359,300
Term loans	143,005	144,562
Revolving line of credit	26,800	41,000
Deferred rent	28,450	25,570
Deferred income tax liabilities, net	29,920	27,218
Tenant improvement allowances	25,863	26,779
Other liabilities	3,164	703
Total long-term liabilities	257,202	265,832
Total liabilities	588,285	625,132
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 29, 2018 and December 28, 2017	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 96,094,164 shares issued and outstanding at March 29, 2018 and 95,509,179 issued and outstanding at December 28, 2017	96	96
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 29, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at March 29, 2018 and 0 shares issued and outstanding at December 28, 2017	—	—
Additional paid-in capital	328,029	323,419
Accumulated other comprehensive income (loss), net	225	(205)
Retained earnings	159,247	119,550
Total stockholders’ equity	487,597	442,860
Total liabilities and stockholders’ equity	$1,075,882	$1,067,992

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2018	2017
Operating activities
Net income	$31,871	$11,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,534	8,933
Amortization of tenant improvement allowances	(1,045)	(755)
Deferred income taxes	2,111	5,453
Interest cap derivative contracts	(535)	—
Stock based compensation expense	1,415	885
Changes in operating assets and liabilities:
Receivables, net	15,775	1,150
Inventories, net	(9,262)	(22,838)
Other assets	(2,204)	(2,755)
Trade accounts payable	(3,723)	47,473
Accrued expenses	(12,926)	(7,073)
Income taxes	780	699
Deferred revenue	1,500	6,470
Deferred rent	2,707	2,785
Tenant improvement allowances	128	4,495
Other	2,486	24
Net cash provided by operating activities	40,612	56,074
Investing activities
Purchases of fixed assets	(27,841)	(19,801)
Net cash used in investing activities	(27,841)	(19,801)
Financing activities
Borrowings on revolving line of credit	51,900	25,300
Payments on revolving line of credit	(66,100)	(60,800)
Payments on term loans	(1,750)	(875)
Proceeds from exercise of stock options	3,195	96
Net cash used in financing activities	(12,755)	(36,279)
Net increase (decrease) in cash and cash equivalents	16	(6)
Cash and cash equivalents, beginning of the period	556	451
Cash and cash equivalents, end of the period	$572	$445
Supplemental disclosures of cash flow information
Cash paid for interest	$2,368	$7,945
Cash paid for income taxes	$19	$—
Fixed assets accrued at the end of the period	$16,332	$7,372

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except EPS)
(Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirteen Weeks Ended
	3/29/2018	3/30/2017
Diluted weighted average shares outstanding (GAAP)	104,665	88,645
Adjustments for issuance of shares at IPO	—	10,147
Adjusted diluted weighted average shares outstanding	104,665	98,792

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	3/29/2018	3/30/2017
Net income (GAAP):	$31,871	$11,128
Interest due to IPO (a)	—	2,730
Term loan repricing (b)	—	491
Hurricane disaster recovery (c)	(311)	—
Tax benefit of stock option exercises (d)	(4,902)	—
Tax impact of adjustments to net income (e)	73	(1,192)
Adjusted net income	$26,731	$13,157
Adjusted diluted weighted average shares outstanding	104,665	98,792
Adjusted diluted earnings per share	$0.26	$0.13

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Company’s Annual Report for fiscal 2017 filed with the Securities and Exchange Commission on March 5, 2018 (the “Annual Report”)).
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(c)	Net insurance recoveries from hurricanes Harvey and Irma.
(d)	Tax benefit due to stock option exercises.
(e)	Adjustments for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	3/29/2018	3/30/2017
Net income (GAAP):	$31,871	$11,128
Depreciation and amortization (a)	10,228	7,768
Interest expense	1,784	5,414
Income tax expense	2,851	6,130
EBITDA	46,734	30,440
Stock compensation expense (b)	1,415	885
Other (c)	(322)	572
Adjusted EBITDA	$47,827	$31,897

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended March 29, 2018 and March 30, 2017 primarily relate to costs in connection with the net insurance recoveries from hurricanes Harvey and Irma and the IPO in 2017.

Guidance Reconciliation – Second Quarter 2018
(In millions, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding

	Thirteen Weeks Ended
	6/28/2018		6/29/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	105.2	105.2	99.9
Adjustments for issuance of shares at IPO	—	—	3.0
Adjusted diluted weighted average shares outstanding	105.2	105.2	102.9

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	6/28/2018		6/29/2017
	Low End	High End	Actual
Net income (GAAP):	$24.1	$26.2	$20.4
Interest due to IPO (a)	—	—	1.4
Term loan repricing (b)	—	—	0.2
Secondary Offering costs (c)	—	—	0.3
Loss on early extinguishment of debt (d)	—	—	5.4
Tax benefit of stock option exercises (e)	—	—	(4.4)
Tax impact of adjustments to net income (f)	—	—	(2.7)
Adjusted net income	$24.1	$26.2	$20.6
Adjusted weighted average shares outstanding	105.2	105.2	102.9
Adjusted diluted EPS	$0.23	$0.25	$0.20

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on October 1, 2017, to lower our interest rate by 0.50% (as described in the Annual Report).
(c)	Reflects costs accrued in connection with a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on July 25, 2017 (the “July Secondary Offering”). The Company did not sell any shares in the July Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million.
(e)	Tax benefit due to stock option exercises.
(f)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	6/28/2018		6/29/2017
	Low End	High End	Actual
Net income (GAAP):	$24.1	$26.2	$20.4
Depreciation and amortization (a)	10.9	10.9	8.0
Interest expense	2.5	2.5	3.4
Loss on early extinguishment of debt (b)	—	—	5.4
Income tax expense	7.4	8.0	4.9
EBITDA	44.9	47.6	42.1
Stock compensation expense (c)	1.5	1.5	1.3
Other (d)	—	—	0.3
Adjusted EBITDA	$46.4	$49.1	$43.7

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million.
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen weeks ended June 29, 2017, relate to costs in connection with the IPO and the July Secondary Offering.

Guidance Reconciliation - Fiscal Year 2018
(In millions, except per share data)
(Unaudited)

Adjusted diluted weighted average shares outstanding

	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	105.3	105.3	99.7
Adjustments for issuance of shares at IPO	—	—	3.3
Adjusted diluted weighted average shares outstanding	105.3	105.3	102.9

Adjusted net income and Adjusted diluted EPS
	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$103.3	$111.3	$102.8
Interest due to IPO (a)	—	—	4.1
Term loan repricing (b)	—	—	0.9
Secondary Offering costs (c)	—	—	1.7
Hurricane disaster expenses (d)	(0.3)	(0.3)	0.1
Loss on early extinguishment of debt (e)	—	—	5.4
Tax benefit of stock option exercises (f)	(4.9)	(4.9)	(21.8)
Research and development tax credits (g)	—	—	(0.4)
Deferred tax adjustment for tax reform (h)	—	—	(17.8)
Tax impact of adjustments to net income (i)	0.1	0.1	(3.9)
Adjusted net income	$98.2	$106.2	$71.0
Adjusted weighted average shares outstanding	105.3	105.3	102.9
Adjusted diluted EPS	$0.93	$1.01	$0.69

Certain numbers may not sum due to rounding

(a)	Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility.
(b)	Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31, 2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual Report).
(c)	Reflects costs accrued in connection with the July Secondary Offering and a secondary public offering of the Company’s common stock by certain of the Company’s stockholders completed on November 20, 2017 (the “November Secondary Offering” and, together with the July Secondary Offering, the “Secondary Offerings”). The Company did not sell any shares in the Secondary Offerings and did not receive any proceeds from the sales of shares by the selling stockholders.
(d)	Expenses and losses, net of recoveries, from hurricanes Harvey and Irma recorded in 2018 and 2017.
(e)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017.
(f)	Tax benefit due to stock option exercises.
(g)	Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.
(h)	Effect of our deferred tax rate adjustment to reflect the expected rate our deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017.
(i)	Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA
	Year Ended
	12/27/2018		12/28/2017
	Low End	High End	Actual
Net income (GAAP):	$103.3	$111.3	$102.8
Depreciation and amortization (a)	47.6	47.6	33.5
Interest expense	9.1	9.1	13.8
Loss on early extinguishment of debt (b)	—	—	5.4
Income tax expense	24.6	27.1	(4.2)
EBITDA	184.6	195.1	151.3
Stock compensation expense (c)	6.5	6.5	5.0
Loss on asset disposal	—	—	0.1
Other (d)	(0.3)	(0.3)	2.4
Adjusted EBITDA	$190.8	$201.3	$158.8

(a)	Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b)	Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million.
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(d)	Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the year ended 2018 relate to net insurance recoveries from hurricanes Harvey and Irma. Amounts for the year ended 2017 relate to costs in connection with the IPO, Secondary Offerings, and expenses and losses, net of recoveries, from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended June 28, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Annual Report on Form 10-K.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended June 28, 2018 and all of fiscal 2018 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2018.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Matthew McConnell
770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com